                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED

                               SECURITY AGREEMENT

                                     made by

                         CABOT SAFETY CANADA CORPORATION


                                  in favour of


                             BANKERS TRUST COMPANY,
                               as Collateral Agent




                            Dated as of July 11, 1995




                                       and

                              Amended and Restated

                                      as of

                                  May 30, 1996

                                TABLE OF CONTENTS

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ARTICLE I

                                                SECURITY INTERESTS..............................................       2
        1.1.  Grant of Security Interests.......................................................................       2
        1.2.  Power of Attorney.................................................................................       3
        1.3.  Terms Incorporated by Reference...................................................................       3

ARTICLE II

                                 GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS..............................       3
        2.1.  Necessary Filings.................................................................................       3
        2.2.  No Liens .........................................................................................       4
        2.3.  Other Financing Statements........................................................................       4
        2.4.  Chief Executive Office; Records...................................................................       4
        2.5.  Location of Inventory and Equipment...............................................................       5
        2.6.  Recourse .........................................................................................       5
        2.7.  Trade Names; Change of Name.......................................................................       5
        2.8.  Account Debtors of the Assignor...................................................................       5
        2.9.  Assets of the Assignor............................................................................       6

ARTICLE III

                                           SPECIAL PROVISIONS CONCERNING
                                     RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS..................................       6
        3.1.  Additional Representations and Warranties.........................................................       6
        3.2.  Maintenance of Records............................................................................       6
        3.3.  Direction to Account Debtors; Contracting Parties; etc............................................       6
        3.4.  Modification of Terms; etc........................................................................       7
        3.5.  Collection........................................................................................       7
        3.6.  Instruments.......................................................................................       7
        3.7.  Assignment of Claims Subject to the Financial Administration Act
                       (Canada).................................................................................       7




                                       (i)

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ARTICLE IV

                                     SPECIAL PROVISIONS CONCERNING TRADEMARKS...................................       8
        4.1.  Additional Representations and Warranties.........................................................       8
        4.2.  Infringements.....................................................................................       8
        4.3.  Preservation of Marks.............................................................................       8
        4.4.  Maintenance of Registration.......................................................................       9
        4.5.  Future Registered Marks...........................................................................       9
        4.6.  Remedies .........................................................................................       9


ARTICLE V

                                           SPECIAL PROVISIONS CONCERNING
                                       PATENTS, COPYRIGHTS AND TRADE SECRETS....................................      10
        5.1.  Additional Representations and Warranties.........................................................      10
        5.2.  Infringements.....................................................................................      10
        5.3.  Maintenance of Patents............................................................................      10
        5.4.  Prosecution of Patent Application.................................................................      11
        5.5.  Other Patents and Copyrights......................................................................      11
        5.6.  Remedies .........................................................................................      11

ARTICLE VI

                                       PROVISIONS CONCERNING ALL COLLATERAL.....................................      11
        6.1.  Protection of Collateral Agent's Security.........................................................      11
        6.2.  Further Actions...................................................................................      12
        6.3.  Financing Statements..............................................................................      12
        6.4.  Collateral Agent's Care and Custody of Collateral.................................................      12


ARTICLE VII

                                   REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT.................................      13
        7.1.  Remedies; Obtaining the Collateral Upon Default...................................................      13
        7.2.  Remedies; Disposition of the Collateral...........................................................      15
        7.3.  Waiver of Claims..................................................................................      15
        7.4.  Application of Proceeds...........................................................................      16
        7.5.  Remedies Cumulative...............................................................................      18
        7.6.  Discontinuance of Proceedings.....................................................................      18


ARTICLE VIII
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                                      (ii)

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                                                     INDEMNITY..................................................      19
        8.1.  Indemnity.........................................................................................      19
        8.2.  Indemnity Obligations Secured by Collateral; Survival.............................................      20


ARTICLE IX

                                                    DEFINITIONS.................................................      20

ARTICLE X

                                                   MISCELLANEOUS................................................      26
        10.1.  Notices .........................................................................................      26
        10.2.  Waiver; Amendment................................................................................      26
        10.3.  Obligations Absolute.............................................................................      27
        10.4.  Successors and Assigns...........................................................................      27
        10.5.  Headings Descriptive.............................................................................      27
        10.6.  Governing Law....................................................................................      27
        10.7.  Assignor's Duties................................................................................      28
        10.8.  Termination; Release.............................................................................      28
        10.9.  Counterparts.....................................................................................      29
        10.10. The Collateral Agent.............................................................................      29
        10.11. Attachment of Security Interest..................................................................      29
        10.12. Amendment and Restatement........................................................................      29



ANNEX A        Schedule of Chief Executive Office/Record Locations
ANNEX B        Schedule of Inventory and Equipment Locations
ANNEX C        Schedule of Trade and Fictitious Names
ANNEX D        List of Marks
ANNEX E        List of Patents and Applications
ANNEX F        List of Copyrights and Applications




                                      (iii)

                                                                    EXHIBIT 10.6




                  SECURITY AGREEMENT, dated as of July 11, 1995 and amended and restated as of May 30, 1996, granted by Cabot Safety Canada Corporation (f/k/a Cabot Safety Canada Acquisition Ltd.) (the "Assignor") in favour of Bankers Trust Company, as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below shall be used herein as so defined.


                              W I T N E S S E T H :


                  WHEREAS, Aearo Corporation (f/k/a Cabot Safety Holdings Corporation) ("Holdings"), Cabot Safety Corporation (f/k/a Cabot Safety Acquisition Corporation) (the "Company"), each Subsidiary Borrower (including the Assignor), (together with the Company, each a "Borrower" and, collectively, the "Borrowers"), the Banks party thereto from time to time (the "Banks") and Bankers Trust Company, as Administrative Agent (together with any successor agent, the "Administrative Agent", and together with the Collateral Agent and the Banks, the "Bank Creditors"), have entered into a Credit Agreement, dated as of July 11, 1995 and amended and restated as of May 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing, inter alia, for the making of Alternate Currency Loans to the Subsidiary Borrowers as contemplated therein;

                  WHEREAS, the Subsidiary Borrowers may from time to time be party to (or guaranty the obligations of one or more of their Subsidiaries under) one or more (i) interest rate protection agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements, (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time with an Other Creditor (as hereinafter defined) (collectively, the "Interest Rate Protection Agreements or Other Hedging Agreements"), with a Bank or an affiliate of a Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, collectively, the "Other Creditors", and together with the Bank Creditors, the "Secured Creditors");

                  WHEREAS, the Assignor has entered into a Security Agreement, dated as of July 11, 1995 (as amended, modified or supplemented prior to the date hereof, the "Original Canadian Security Agreement");

                                                                    EXHIBIT 10.6
                                                                          Page 2




                  WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that the Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

                  WHEREAS, the Assignor desires to execute this Agreement (i) to satisfy the condition described in the preceding paragraph and (ii) to amend and restate the Original Canadian Security Agreement;

                  NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:


                                    ARTICLE I

                               SECURITY INTERESTS

                  1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations of the Assignor, the Assignor hereby assigns and transfers unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority in, all of the right, title and interest of the Assignor in and to the personal property and undertaking of the Assignor whether now existing or hereafter from time to time acquired, including, without limitation, any and all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Assignor symbolized by the Marks, (vi) all Patents, (vii) all Copyrights, (viii) all computer programs of the Assignor and all intellectual property rights therein and all Proprietary Information and Trade Secrets of the Assignor, (ix) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments, (x) the Cash Collateral Account and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, and (xi) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

                                                                    EXHIBIT 10.6
                                                                          Page 3

                  (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Assignor may acquire at any time during the continuation of this Agreement.

                  (c) Notwithstanding the generality of Sections 1.1(a) and (b) hereof, the security interest of the Collateral Agent under this Agreement shall not extend to the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest, the Assignor shall stand possessed of such last day in trust to assign the same to any Person acquiring such term.

                  (d) To the extent that the creation of the security interest would constitute a breach or permit the acceleration of any agreement, right, license or permit to which the Assignor is a party the security interest shall not attach thereto but the Assignor shall hold its interest therein in trust for the Collateral Agent, and shall assign such agreement, right, license or permit to the Collateral Agent or as it may direct forthwith upon obtaining the consent of the other party thereto.

                  1.2. Power of Attorney. The Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of a Noticed Event of Default (in the name of the Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Assignor under or arising out of the Collateral, to endorse any cheques or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                  1.3. Terms Incorporated by Reference. Terms defined in the PPSA and used in this Agreement shall have the same meaning herein.



                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  The Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

                                                                    EXHIBIT 10.6
                                                                          Page 4




                  2.1. Necessary Filings. With the exception of Collateral described in Sections 1.01(a)(vii) and (viii) which must be specially recorded in a patent, trademark or copyright office (or the equivalent) of an applicable jurisdiction, all filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by the Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein prior to the rights of all other Persons therein (other than any such rights pursuant to Permitted Liens) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the PPSA or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

                  2.2. No Liens. The Assignor is, and as to Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of all Collateral pledged by it hereunder free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens and licenses of Patents, Marks and other intellectual property to certain Wholly-Owned Subsidiaries, either directly or indirectly, of Cabot Safety Acquisition Corporation), and the Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than in connection with Permitted Liens) adverse to the Collateral Agent.

                  2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor or in connection with Permitted Liens.

                  2.4. Chief Executive Office; Records. As of the date hereof, the chief executive office of the Assignor is located at the address indicated on Annex A hereto. The Assignor will not move its chief executive office except to such new location as the Assignor may establish in accordance with the last sentence of this Section 2.4. A complete set of books of account and records of the Assignor relating to the Receivables and the Contract Rights are, and will continue to be, kept at such chief executive office, at one or more of the other record locations set forth on Annex A hereto or at such new locations as the Assignor

                                                                    EXHIBIT 10.6
                                                                          Page 5




may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of the Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or the new location established in accordance with the last sentence of this Section
2.4. The Assignor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.5. Location of Inventory and Equipment. As of the date hereof, all Inventory and Equipment held by the Assignor is located at one of the locations shown on Annex B hereto. The Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as the Assignor may establish in accordance with the last sentence of this Section 2.5. The Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.6. Recourse. This Agreement is made with full recourse to the Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

                  2.7. Trade Names; Change of Name. As of the date hereof, the Assignor does not have or operate in any jurisdiction under, or in the preceding 12 months has not had or operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto. The Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto and new names established in accordance with the last sentence of this Section 2.7. The Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name

                                                                    EXHIBIT 10.6
                                                                          Page 6




until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.8. Account Debtors of the Assignor. All Accounts due from the Assignor's account debtors in all jurisdictions where the Assignor currently carries on business are payable to the Assignor at the chief executive office of the Assignor in Mississauga, Ontario.

                  2.9. Assets of the Assignor. The value of assets located at any location where the Assignor carries on business outside the Province of Ontario does not exceed, in the aggregate, the amount of 20,000 Canadian Dollars.


                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

                  3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, the Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto are what they purport to be in all material respects, and that such Receivable will, to the best knowledge of the Assignor, evidence true and valid obligations of the account debtor named therein.

                  3.2. Maintenance of Records. The Assignor will keep and maintain at its own cost and expense, records of its Receivables and Contracts and the Assignor will make the same available on its premises to the Collateral Agent for inspection, at the Assignor's own cost and expense, at any and all reasonable times upon reasonable prior notice to the Assignor. Upon the occurrence and during the continuance of an Event of Default and at the reasonable request of the Collateral Agent, the Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor). If the Collateral Agent so directs, upon the occurrence and during the continuance of an Event of Default, the Assignor shall legend, in

                                                                    EXHIBIT 10.6
                                                                          Page 7




form and manner satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of the Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

                  3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of a Noticed Event of Default, and if the Collateral Agent so directs the Assignor, the Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as the Assignor. Without notice to or assent by the Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in
Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable solicitors' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor. The Collateral Agent shall deliver a copy of each notice to an obligor referred to in the preceding clause
(y) to the Assignor; provided, that the failure by the Collateral Agent to so notify the Assignor shall not affect the effectiveness of any notice to an obligor or the other rights of the Collateral Agent created by this Section 3.3.

                  3.4. Modification of Terms; etc. The Assignor shall not rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except in accordance with the Assignor's reasonable business practices.

                  3.5. Collection. The Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract. The

                                                                    EXHIBIT 10.6
                                                                          Page 8




reasonable costs and expenses (including, without limitation, solicitors' fees) of collection, if incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

                  3.6. Instruments. If the Assignor owns or acquires any Instrument, documents of title or chattel paper having, alone or in the aggregate, a principal amount of $1,000,000 or more constituting Collateral, the Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder, but only to the extent that such Instrument has not been delivered pursuant to the Foreign Pledge Agreement.

                  3.7. Assignment of Claims Subject to the Financial Administration Act (Canada). The Assignor hereby assigns absolutely to the Collateral Agent all its present and future Receivables which are subject to Sections 67 and 68 of the Financial Administration Act (Canada). The Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, complete the formalities required by law to render such assignment enforceable.



                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

                  4.1. Additional Representations and Warranties. The Assignor represents and warrants that, as of the date hereof, it is the true and lawful owner of all right, title and interest to or otherwise has the right to use the registered Marks listed in Annex D hereto and that, as of the date hereof, said listed Marks constitute all the marks and applications for marks registered in the Canadian Register of Trade-marks that the Assignor presently owns or uses in connection with its business. The Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use all material Marks that it uses. The Assignor further warrants that it has no knowledge of any third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name in any respect which could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. The Assignor represents and warrants that except as listed on Annex D, as of the date hereof, it is the beneficial and record owner of all trademark registrations and applications listed in Annex D hereto and that said registrations are valid and subsisting, and that the Assignor is not aware of any third-party claim that any of said registrations in respect of any material

                                                                    EXHIBIT 10.6
                                                                          Page 9




Mark is invalid or unenforceable. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of a Noticed Event of Default, any document which may be required by the Canadian Register of Trade-marks in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

                  4.2. Infringements. The Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who the Assignor believes is infringing or diluting or otherwise violating in any material respect any of the Assignor's rights in and to any material Mark, or with respect to any party claiming that the Assignor's use of any material Mark violates in any material respect any property right of that party. The Assignor further agrees to prosecute any Person infringing any material Mark in accordance with reasonable business practices.

                  4.3. Preservation of Marks. The Assignor agrees to use its Marks as required in each of the applicable jurisdictions during the time in which this Agreement is in effect, sufficiently to preserve such Marks (and any registrations thereto) as trademarks or service marks under the laws of Canada and any other applicable law; provided, that the Assignor shall not be obligated to preserve any Mark in the event the Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

                  4.4. Maintenance of Registration. The Assignor shall, at its own expense, diligently process all documents required by the Trade-marks Act, R.S.C. c. T-13 to maintain trademark registrations, including but not limited to affidavits or statutory declarations of use and applications for renewals of registration in the Canadian Register of Trade-marks for all of its registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit or statutory declarations of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided, that the Assignor shall not be obligated to maintain any Mark in the event that the Assignor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business.

                  4.5. Future Registered Marks. If any Mark registration issues hereafter to the Assignor as a result of any application now or hereafter pending before the Canadian Registrar of Trade-marks within 60 days of receipt of such certificate, the Assignor shall deliver to the Collateral Agent a copy of such certificate.

                                                                    EXHIBIT 10.6
                                                                         Page 10




                  4.6. Remedies. If a Noticed Event of Default shall occur and be continuing, the Collateral Agent may, to the extent permitted and in the manner prescribed by law, take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section
4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of the Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of the Assignor in connection with which the Marks have been used; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change the Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the Canadian Register of Trade-marks to the Collateral Agent.


                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

                  5.1. Additional Representations and Warranties. The Assignor represents and warrants that, as of the date hereof, it is the true and lawful owner of all rights in (i) all material Trade Secrets and Proprietary Information necessary to operate the business of the Assignor, (ii) the Patents listed in Annex E hereto and that said Patents constitute all the patents and applications for patents that the Assignor owns on the date hereof and (iii) the Copyrights listed in Annex F hereto and that said Copyrights constitute all registrations of copyrights and applications for copyright registrations that the Assignor owns on the date hereof. The Assignor further warrants that it has no knowledge of any third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright or the Assignor has misappropriated any Trade Secret or Proprietary Information, in each case in any respect which could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon

                                                                    EXHIBIT 10.6
                                                                         Page 11




the occurrence and during the continuance of a Noticed Event of Default, any document which may be required by the Canadian Patent Office or the Canadian Registrar of Copyrights in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

                  5.2. Infringements. The Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to the Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any material respect any material Patent or Copyright or to any claim that the practice of any material Patent or the use of any material Copyright violates in any material respect any property right of a third party, or with respect to any misappropriation of any material Trade Secret Right or any claim that practice of any material Trade Secret Right violates in any material respect any property right of a third party. The Assignor further agrees, to the extent consistent with reasonable business practices, to prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right.

                  5.3. Maintenance of Patents. At its own expense, the Assignor shall make timely payment of all post-issuance fees required pursuant to the Patent Act, R.S.C. c. P-4 to maintain in force rights under each Patent, absent prior written consent of the Collateral Agent; provided, that the Assignor shall not be obligated to maintain any Patent in the event the Assignor determines, in its reasonable business judgment, that the maintenance of such Patent is no longer necessary or desirable in the conduct of its business.

                  5.4. Prosecution of Patent Application. At its own expense, the Assignor shall diligently prosecute all applications for Patents and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent; provided, that the Assignor shall not be obligated to prosecute any application in the event the Assignor determines, in its reasonable business judgment, that the prosecuting of such application is no longer necessary or desirable in the conduct of its business.

                  5.5. Other Patents and Copyrights. Within 60 days of the acquisition or issuance of a Patent, registration of a Copyright, or acquisition of a registered copyright, the Assignor shall deliver to the Collateral Agent a copy of said Copyright or certificate or registration of said patents, as the case may be.

                  5.6. Remedies. If a Noticed Event of Default shall occur and be continuing, the Collateral Agent may, to the extent permitted and in the manner prescribed by law, take any or all of the following actions: (i) declare the entire right, title, and interest of the

                                                                    EXHIBIT 10.6
                                                                         Page 12




Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and the Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.



                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

                  6.1. Protection of Collateral Agent's Security. The Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at the Assignor's own expense to the extent and in the manner provided in the Secured Debt Agreements; all policies or certificates with respect to such insurance (and any other insurance maintained by the Assignor)
(i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured and loss payee) and (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof (or 10 days' in the case of non-payment of premium) by the insurer to the Collateral Agent; and certified copies of such policies or certificates with respect thereto shall be deposited with the Collateral Agent. If the Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if the Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon prior written notice to the Assignor, to procure such insurance and the Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Each Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof except as otherwise provided by the Credit Agreement. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

                                                                    EXHIBIT 10.6
                                                                         Page 13




                  6.2. Further Actions. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

                  6.3. Financing Statements. The Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the PPSA as enacted in any and all relevant jurisdictions or any other relevant law. The Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. The Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of the Assignor where permitted by law.

                  6.4. Collateral Agent's Care and Custody of Collateral. (a) The Collateral Agent shall not be bound to collect, dispose of, realize, protect, or enforce any of the Assignor's right, title and interest in and to the Collateral or to institute proceedings for the purpose thereof, and, without limiting the generality of the foregoing, the Collateral Agent shall not be required to take any steps necessary to preserve the rights against prior parties in respect of the Collateral consisting of chattel paper, instruments, securities or negotiable documents of title.

                  (b) The Collateral Agent shall have no obligation to keep the Collateral in its possession identifiable.



                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

                  7.1. Remedies; Obtaining the Collateral Upon Default. The Assignor agrees that, if a Noticed Event of Default shall have occurred and be continuing, then and in every

                                                                    EXHIBIT 10.6
                                                                         Page 14




such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the PPSA in all relevant jurisdictions and may:

                  (i) personally or by agents or attorneys, immediately take possession of the Collateral or any part thereof from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor;

                 (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent;

                (iii) withdraw all monies, securities and instruments in the Cash Collateral Account and/or in any other cash collateral account for application to the Obligations in accordance with Section 7.4 hereof;

                 (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

                  (v) take possession of the Collateral or any part thereof, by directing the Assignor in writing to deliver the same to the Collateral Agent at any place or places reasonably designated by the Collateral Agent, in which event the Assignor shall at its own expense:

                           (x) forthwith cause the same to be moved to the place
                  or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                           (y) store and keep any Collateral so delivered to the
                  Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

                                                                    EXHIBIT 10.6
                                                                         Page 15




                           (z) while the Collateral shall be so stored and kept,
                  provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                 (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its reasonable judgment determine;

it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation. Furthermore, the Collateral Agent may appoint or reappoint, by instrument in writing, any person or persons, including any officer or officers, employee or employees of the Collateral Agent, to act as receiver or receiver manager (hereinafter called a "Receiver") of the Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his stead. So far as concerns the responsibility for his acts, the Receiver shall be deemed to be the agent of the Assignor and not of the Collateral Agent, and the Collateral Agent shall not be in any way responsible for any misconduct, negligence, or non-feasance on the part of the Receiver, his servants, agents or employees. Subject to the provisions of the instrument appointing the Receiver, the Receiver shall have the rights, powers and duties of the Collateral Agent hereunder and shall have the power to carry on or concur in carrying on all or any part of the business of the Assignor, provided that, except as may be otherwise directed by the Collateral Agent, all monies received from time to time by the Receiver in carrying out his appointment shall be received in trust for and paid over to the Collateral Agent. The Secured Creditors agree that this Agreement may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Banks and that no other Secured Creditor shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement.

                  7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in

                                                                    EXHIBIT 10.6
                                                                         Page 16




compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the Assignor which the Collateral Agent shall determine to be commercially reasonable. To the extent permitted by law, any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Assignor or any nominee of the Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. To the extent permitted by law, any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the Collateral Agent need give the Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

                  7.3. Waiver of Claims. Except as otherwise provided in this Agreement, (I) THE ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE ASSIGNOR WOULD OTHERWISE HAVE UNDER THE LAWS OF THE PROVINCE OF ONTARIO, and (ii) the Assignor hereby further waives, to the extent permitted by law:

                  (a) all damages occasioned by such taking of possession except any damages which arise from the Collateral Agent's gross negligence or willful misconduct;

                                                                    EXHIBIT 10.6
                                                                         Page 17




                  (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

                  7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

                  (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (iii) and (iv) of the definition of Obligations;

                 (ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(d) hereof, with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                (iii) third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                                                                    EXHIBIT 10.6
                                                                         Page 18




                 (iv) fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the Assignor or to whomever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all obligations and liabilities of the Assignor arising out of or in connection with the principal of, and interest on, all Loans and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements or Other Hedging Agreements, (other than indemnities, fees (including, without limitation, solicitors' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

                  (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

                  (d) All payments required to be made hereunder shall be made
(x) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

                                                                    EXHIBIT 10.6
                                                                         Page 19




                  (e) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from a Representative for an Other Creditor or directly from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection or Other Hedging Agreements are in existence.

                  (f) It is understood and agreed that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses
(i) through (iv), inclusive, of Section 7.4(a) hereof.

                  7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable solicitors' fees, and the amounts thereof shall be included in such judgment.

                                                                    EXHIBIT 10.6
                                                                         Page 20




                  7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.



                                  ARTICLE VIII

                                    INDEMNITY

                  8.1. Indemnity. (a) The Assignor agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement to which the Assignor is a party or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state, province or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor

                                                                    EXHIBIT 10.6
                                                                         Page 21




shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

                  (b) Without limiting the application of Section 8.1(a) hereof, the Assignor agrees to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) If and to the extent that the obligations of the Assignor under this Section 8.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the discharge thereof.


                                   ARTICLE IX

                                   DEFINITIONS

                  The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Administrative Agent" shall have the meaning provided in the recitals of this Agreement.

                                                                    EXHIBIT 10.6
                                                                         Page 22




                  "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

                  "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bank Creditors" shall have the meaning provided in the recitals of this Agreement.

                  "Banks" shall have the meaning provided in the recitals of this Agreement.

                  "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

                  "Chattel Paper" shall have the meaning ascribed to the term "chattel paper" in the PPSA as in effect on the date hereof in the Province of Ontario.

                  "Class" shall have the meaning provided in Section 10.2 of this Agreement.

                  "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

                  "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Company" shall have the meaning provided in the recitals of this Agreement.

                  "Contract Rights" shall mean all rights of the Assignor (including, without limitation, all rights to payment) under each Contract.

                  "Contracts" shall mean all contracts between the Assignor and one or more additional parties, in each case to the extent, but only to the extent, that the grant by the Assignor of a security interest pursuant to this Agreement in its right, title and interest in such contract is not prohibited by such contract without the consent of any other party thereto, would not give any other party to such contract the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Assignor to obtain such consents); provided, that

                                                                    EXHIBIT 10.6
                                                                         Page 23




the foregoing limitation shall not affect, limit, restrict or impair the grant by the Assignor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such contract.

                  "Copyrights" shall mean any Canadian copyright owned (or subject to the rights of ownership) by the Assignor, including any registrations of any copyrights in the Canadian Register of Copyrights, as well as any application for a copyright registration now or hereafter made with the Canadian Registrar of Copyrights by the Assignor.

                  "Credit Agreement" shall have the meaning provided in the recitals of this Agreement.

                  "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

                  "Documents" shall have the meaning ascribed to the term "documents of title" in the PPSA as in effect on the date hereof in the Province of Ontario.

                  "Equipment" shall mean any "equipment", as such term is defined in the PPSA as in effect on the date hereof in the Province of Ontario, now or hereafter owned by the Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by the Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

                  "General Intangibles" shall have the meaning ascribed to the term "intangibles" in the PPSA as in effect on the date hereof in the Province of Ontario.

                  "Goods" shall have the meaning ascribed to the term "goods" in the PPSA as in effect on the date hereof in the Province of Ontario.

                                                                    EXHIBIT 10.6
                                                                         Page 24




                  "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

                  "Instrument" shall have the meaning ascribed to the terms "instrument" and "securities" in the PPSA as in effect on the date hereof in the Province of Ontario.

                  "Interest Rate Protection Agreements or Other Hedging Agreements" shall have the meaning provided in the recitals of this Agreement.

                  "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from the Assignor's customers, and shall specifically include all "inventory" as such term is defined in the PPSA as in effect on the date hereof in the Province of Ontario, now or hereafter owned by the Assignor.

                  "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Assignor's property.

                  "Marks" shall mean any Canadian trademarks, service marks and trade names now owned, subject to a right of ownership or hereafter acquired by the Assignor, including any registration of any trademarks and service marks in the Canadian Register of Trademarks, and any trade dress including logos and/or designs used by the Assignor in Canada.

                  "Noticed Event of Default" shall mean (i) an Event of Default with respect to the Assignor under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Collateral Agent has given the Company notice that such Event of Default constitutes a "Noticed Event of Default".

                  "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor now existing or hereafter incurred under, arising out of or in connection with the Credit Document to which the Assignor is a party and the due performance and compliance by the Assignor with the terms of each such Credit Document (all such obligations and liabil-

                                                                    EXHIBIT 10.6
                                                                         Page 25




ities under this clause (i), except to the extent consisting of Other Obligations, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement to which it may be a party from time to time and the due performance and compliance by the Assignor with the terms contained in each such Interest Rate Protection Agreement or Other Hedging Agreement (all such obligations and indebtedness under this clause (ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(iv) in the event of any proceeding for the collection or enforcement of any obligations or liabilities referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable solicitors' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

                  "Original Canadian Security Agreement" shall have the meaning provided in the recitals of this Agreement.

                  "Other Creditors" shall have the meaning provided in the recitals of this Agreement.

                   "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Patents" shall mean any Canadian patent owned, subject to a right of ownership by or hereafter acquired by the Assignor and any divisions, continuations, reissues, reexaminations, extensions or renewals thereof, as well as any application for a Canadian patent now or hereafter made by the Assignor or subject to a right of ownership in the Assignor.

                  "PPSA" shall mean the Personal Property Security Act (Ontario), as in effect in the subject jurisdiction.

                  "Primary Obligations" shall have the meaning provided in
Section 7.4(b) of this Agreement.

                                                                    EXHIBIT 10.6
                                                                         Page 26




                  "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

                  "Proceeds" shall have the meaning provided in the PPSA as in effect in the Province of Ontario on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Proprietary Information" means all information and know-how worldwide, including, without limitation, technical data, manufacturing data, research and development data, manufacturing data, research and development data, data relating to compositions, processes and formulations, manufacturing and production know-how and experience, management know-how, training programs, manufacturing, engineering and other drawings, specifications, performance criteria, operating instructions, maintenance manuals, technology, technical information, software, engineering and computer data and databases, design and engineering specifications, catalogs, promotional literature and financial, business and marketing plans, inventions and invention disclosures.

                  "Receivables" shall mean any "account" as such term is defined in the PPSA as in effect on the date hereof in the Province of Ontario, now or hereafter owned by the Assignor and, in any event, shall include, but shall not be limited to, all of the Assignor's rights to payment for goods sold or leased or services performed by the Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Assignor to secure the foregoing, (b) all of the Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto,
(f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit infor-

                                                                    EXHIBIT 10.6
                                                                         Page 27




mation, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

                  "Receiver" shall have the meaning provided in Section 7.1 hereof.

                  "Representative" shall have the meaning provided in Section 7.4(d) of this Agreement.

                  "Requisite Creditors" shall have the meaning provided in
Section 10.2 of this Agreement.

                  "Secondary Obligations" shall have the meaning provided in
Section 7.4(b) of this Agreement.

                  "Secured Creditors" shall have the meaning provided in the recitals of this Agreement.

                  "Secured Debt Agreements" shall mean and include this Agreement, the other Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements.

                  "Termination Date" shall have the meaning provided in Section 10.8(a) of this Agreement.

                  "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of the Assignor worldwide whether written or not written.


                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

                                                                    EXHIBIT 10.6
                                                                         Page 28




                  (a) if to the Assignor, at its address set forth opposite its signature below;

                  (b) if to the Collateral Agent:

                      Bankers Trust Company
                      130 Liberty Street
                      New York, New York  10006
                      Attention:  Christopher Kinslow
                      Telephone No.: (212) 250-7671
                      Facsimile No.: (212) 250-7218

                  (c) if to any Bank Creditor, at such address as such Bank Creditor shall have specified in the Credit Agreement; and

                  (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the consent of (x) either the Required Banks (or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks) at all times prior to the time at which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time at which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Interest Rate Protection Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

                                                                    EXHIBIT 10.6
                                                                         Page 29




                  10.3. Obligations Absolute. The obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations, whether or not the Assignor shall have notice or knowledge of any of the foregoing.

                  10.4. Successors and Assigns. This Agreement shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the Secured Creditors and their respective successors and assigns. All agreements, statements, representations and warranties made by the Assignor herein or in any certificate or other instrument delivered by the Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

                  10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  10.6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO.

                  10.7. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

                  10.8. Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the Assignor, will promptly execute and deliver to the Assignor

                                                                    EXHIBIT 10.6
                                                                         Page 30




a proper instrument or instruments (including PPSA financing change statements) acknowledging the satisfaction and termination of this Agreement and discharging the security interest granted hereunder and to record such discharge in all appropriate offices of public record, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all other Obligations then due and payable have been paid in full.

                  (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks if required by Section 13.12 of the Credit Agreement), the Collateral Agent, at the request and expense of the Assignor, will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not been theretofore released pursuant to this Agreement.

                  (c) At any time that the respective Assignor desires that the Collateral be released as provided in the foregoing Section 10.8(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of the Assignor stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a) or (b) hereof.

                  10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Assignor and the Collateral Agent.

                  10.10. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in this Agreement and in Section 11 of the Credit Agreement.

                                                                    EXHIBIT 10.6
                                                                         Page 31




                  10.11. Attachment of Security Interest. The Assignor covenants and agrees with and acknowledges to the Collateral Agent that:

         (a) the Assignor intends the security interest granted hereby to attach to the Assignor's existing property immediately upon the execution and delivery of this Agreement;

         (b) the Assignor intends the security interest granted hereby to attach to the Assignor's after-acquired property immediately upon the Assignor acquiring ownership rights in such after-acquired property; and

         (c)      value has been given for the security interest granted hereby.

                  10.12. Amendment and Restatement. Upon the execution and delivery of this Agreement by the parties hereto, the Original Canadian Security Agreement shall be amended and restated in its entirety by this Agreement, effective as of the date hereof, with all rights, obligations and security interests continuing from the date thereof.

                                                                    EXHIBIT 10.6




                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:

c/o Cabot Safety Corporation            CABOT SAFETY CANADA CORPORATION
One Washington Mall
Boston, MA 01550
Telephone No. (617) 371-4200
Telecopy No.  (617) 371-4233            By
                                          --------------------------
                                         Title:

Attention:  General Counsel

with a copy to:

Vestar Equity Partners, L.P.
245 Park Avenue
New York, NY  10167
Telephone No. (212) 949-6500
Telecopy No. (212) 808-4922

                                        BANKERS TRUST COMPANY,
                                        as Administrative Agent

                                        By
                                          --------------------------
                                         Title:

                                                                        ANNEX A
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT



                       SCHEDULE OF CHIEF EXECUTIVE OFFICE
                           AND OTHER RECORD LOCATIONS



                  7115 Tomken Road
                  Mississauga, Ontario
                  L55 1R8

                                                                        ANNEX B
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT





                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS


COMPANY                  ADDRESS                   PRINCIPAL FUNCTION
- -------                  -------                   ------------------
Cabot Safety Canada      7115 Tomken Road          Manufacturing.
Corporation              Mississauga, Ontario
                         L55 1R8

                         101 Rue Murray            Satellite Office (less
                         2nd Floor                 than 0.5% inventory ware-
                         Montreal, Quebec          housed) - customer service
                                                   office.

                                                                        ANNEX C
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT





                     SCHEDULE OF TRADE AND FICTITIOUS NAMES


Cabot Safety Division

                                                                        ANNEX D
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT




                                  LIST OF MARKS


                                      NONE*

*        In Canada, the registered owners of all
         marks and patents are in the name of the U.S. companies.

                                                                        ANNEX E
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT




                        LIST OF PATENTS AND APPLICATIONS




                                      NONE*

*     In Canada, the registered owners
      of all marks and patents are the
      U.S. companies.

                                                                        ANNEX F
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT




                       LIST OF COPYRIGHTS AND APPLICATIONS


                                      NONE